Exhibit 4.4

CIRRONET INC.

INCENTIVE STOCK OPTION PLAN

(As Amended and Restated on February 13, 2001)

INCENTIVE STOCK OPTION PLAN

SECTION 1. Title and Purpose. The plan described herein shall be known as the Cirronet Inc. Incentive Stock Option Plan (the Plan). The purpose of the Plan is to advance the interests of Cirronet Inc. (Cirronet) and any parent corporation or subsidiary corporation of Cirronet (referred to collectively as the Company) by strengthening the Company’s ability to attract and retain individuals of training, experience and ability in the employ of the Company and to furnish additional incentive to such valued employees to promote the Company’s financial success. The Plan will be effected through the granting of stock options as herein provided, which stock options, it is intended, will constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code). As used herein subsidiary corporation and parent corporation shall have the same meaning as such terms are defined in Code Section 424.

SECTION 2. Shares of Stock Subject to the Plan. Stock which may be issued pursuant to incentive stock options granted from time to time under the Plan shall not exceed in the aggregate (subject to adjustment as provided in Section 14 hereof) 3,965,000 shares of Cirronet common stock (determined after the Company’s stock split consummated on the date hereof, i.e., 6,000,000 total available shares in the Company’s entire option pool as approved by the shareholders on December 5, 2000, less 2,035,000 total shares optioned under the “Gambatte, Inc. Incentive Stock Option Plan” dated March 7, 1989 prior to the original effective date of the Plan of November 30, 1998). It is contemplated that the issuance and sale of shares under the Plan will be approved by each securities exchange on which shares of Cirronet common stock are then listed.

In the event any outstanding incentive stock option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Cirronet common stock allocable to the unexercised portion of such incentive stock option shall (unless the Plan shall have been terminated) become available for subsequent grants of incentive stock options under the Plan.

SECTION 3. Eligibility. Incentive stock options may be granted to key employees of the Company (including therein key employees of any parent or subsidiary corporations of Cirronet or officers who may also be directors of the Company) who, in the determination of the Committee defined in Section 4 below, are performing and will continue to perform outstanding services for the benefit of the Company. In determining the employees to whom incentive stock options will be granted and the number of shares to be covered by each, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company, the anticipated number of years of effective service remaining, and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan. No incentive stock option may be granted to an individual under this Plan at a time when such individual is serving as a member of the Committee. A key employee owning stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of Cirronet or any parent or subsidiary corporation is not eligible to receive an incentive stock option unless the option price offered is at least one hundred ten (110%) percent of the fair market value of the Cirronet common stock at the time the option is granted and the option by its terms is not exercisable more than five years from the date it is granted. Stock which any key employee may purchase under outstanding options, regardless of whether such options are incentive stock options or are then-vested, shall be treated as stock owned by such key employee for purposes of this calculation.

SECTION 4. Administration of the Plan. The Plan shall be administered by a Stock Option Committee (the Committee) consisting of three or more individuals appointed by and to serve at the pleasure of the Board of Directors of Cirronet. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places, as it shall deem advisable. A majority of its members shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members and any action so taken shall be fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee may appoint a secretary, keep minutes of the meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The authority granted to the Committee to administer the Plan also shall be retained by the Board (and references in the Plan to the Committee shall also mean the Board to the extent that the Board acts in lieu of the Committee); provided, however, that in so acting, the vote of members of the Board who are employees of the Cirronet and hence eligible participants in the Plan shall not be counted.

SECTION 5. Powers of the Committee. The Committee shall have full power and authority to determine the key employees of the Company to whom options shall be granted, the number of shares to be covered, the period of each, and the time or times at which options shall be granted, but not beyond the term and the time permitted by the Code, and to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan. Except as otherwise expressly provided in this Plan, the Committee shall also have the power to determine, at the time of the grant of each option, all terms and conditions governing the rights and obligations of the key employee with respect to such option, including but not limited to: (a) the exercise price or the method by which the exercise price shall be determined; (b) the length of the period during which the option may be exercised and any limitations on the number of shares purchasable with the option at any given time during such period; (c) the time at which the option may be exercised; (d) any conditions precedent to be satisfied before the option may be exercised; and (e) any restrictions on resale of any shares purchased upon exercise of the option. The Committee shall also have full and final authority: (i) to prescribe the form of each agreement evidencing incentive stock options, which agreements need not be identical for each participant but shall be consistent with the Plan; (ii) to adopt, amend and rescind such rules and regulations as may be advisable in the opinion of the Committee to administer this Plan; (iii) to correct any defect or supply any omission or reconcile any inconsistency in this Plan, including any correction or amendment which in the judgment of the Committee is necessary to ensure compliance with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor under the Securities Exchange Act of 1934, as amended (the Rule); and (iv) to construe and interpret this Plan and the incentive stock option agreements and any rules and regulations relating thereto, and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall not possess any authority, the possession or exercise of which would cause an incentive stock option granted hereunder to be disqualified as such under the Code.

SECTION 6. Liability of the Committee. In addition to such other rights of indemnification as they may have as directors of Cirronet or as members of the Committee, members of the Committee shall be indemnified by the Company against their reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any incentive stock option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence, bad faith or misconduct in his duties.

SECTION 7. Price. The purchase price of the shares of Cirronet common stock which shall be covered by each incentive stock option shall be no less than the fair market value of the Cirronet common stock at the time of granting the incentive stock option. In the event that any incentive stock option is granted to a key employee possessing more than ten (10%) percent of the total combined voting power of all classes of stock of Cirronet or any parent or subsidiary corporation, the price at which such shares of Cirronet common stock shall be purchasable under such option shall not be less than one hundred ten (110%) percent of the fair market value of such shares at the time of the grant of the option. If the primary market for the Cirronet common stock is a national securities exchange, the NASDAQ National Market System, or other market quotation system in which last sale transactions are reported on a contemporaneous basis, such fair market value shall be deemed to be the last reported sale price of the Cirronet common stock on such exchange or in such quotation system on the day on which the option shall be granted, or, if there shall not have been a sale on such exchange or reported through such system on such trading day, the last reported sale price of the Cirronet common stock on such exchange or quotation system immediately preceding such trading day. If the primary market for the Cirronet common stock is not such an exchange or quotation market in which transactions are contemporaneously reported, such fair market value shall be deemed to be the closing or last bid quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through NASDAQ, its automated system for reporting quotations, or its successor or such other generally accepted source of publicly reported bid quotations as the Committee may reasonably designate on the day on which the option shall be granted. In all other cases, such fair market value shall be determined in good faith by the Committee at the time the option is granted. If the price so determined shall include a fraction of less than one-tenth (1/10) of a cent, it shall be rounded up to the next tenth of a cent.

SECTION 8. Medium and Time of Payment. The option price shall be payable upon the exercise of the incentive stock option and may be paid in cash or by certified or bank check, and, if permitted by the Committee, with shares of Cirronet common stock, or in any combination thereof. For purposes of making such payment in shares of Cirronet common stock such stock shall be valued at its fair market value on the date of exercise of the option in the manner provided in Section 7.

SECTION 9. Limitation on Grant of Options. To the extent that the aggregate fair market value (determined as of the time that the incentive stock options are granted) of shares with respect to which incentive stock options are exercisable for the first time by any holder of such options during any calendar year (under all such plans of Cirronet, including its parent or subsidiary corporations) shall exceed $100,000, such options shall be treated as options which are not incentive stock options. In applying the foregoing provision, options shall be taken into account in the order in which they were granted.

SECTION 10. Maximum Term of Incentive Stock Option. The period during which each incentive stock option granted hereunder may be exercised will be determined by the Committee in each case, provided, however, that no incentive stock option shall by its terms be exercisable after the expiration of ten years from the date the option is granted (five years from the grant date in the case of a key employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Cirronet or any parent or subsidiary corporation).

SECTION 11. Limitations on Right to Exercise. Notwithstanding the foregoing, no incentive stock option may be exercised after the expiration of three (3) months from the earlier of the date the key employee terminates his employment with the Company or the date the key employee is given written notice of his discharge from employment by the Company. The expiration period described in the preceding sentence shall be expanded to one (1) year in the event termination of employment occurs because of disability (within the meaning of Code Section 22(e)(3)) and shall be waived in the event termination of employment occurs because of death. Absence or leave approved by the Company to the extent permitted by the applicable provisions of the Code shall not be considered an interruption of employment for any purpose under the Plan. The exercise of any incentive stock option granted under the Plan will be contingent upon (i) receipt by the Company of the advice of counsel to the Company that such shares have been duly registered or are exempt from registration under the applicable securities laws and, in the absence of registration of the shares and to the extent required by such counsel, the receipt from the holder of a representation that at the time of such exercise it is the holder’s then intention to acquire the shares being purchased for investment and not for distribution or resale; and (ii) receipt by the Committee of cash, certified or bank check, or Cirronet common stock, if applicable, or any combination thereof, in payment of the full purchase price of such shares. Except upon the due exercise of the incentive stock option, the holder of an incentive stock option shall not have any of the rights of a shareholder with respect to the shares covered by the incentive stock option.

SECTION 12. Limitations on Transfer. No incentive stock option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution. During the lifetime of the person to whom the option shall initially have been granted, no incentive stock option granted under the Plan may be exercised by any person other than such original grantee (or such grantee’s guardian or legal representative). After the death of such original grantee, the holder of the incentive stock option right shall be deemed to be the person to whom the original grantee’s rights shall pass under the original grantee’s will or under the laws of descent and distribution.

SECTION 13. No Right to Employment Conferred. Nothing in the Plan or in any incentive stock option agreement shall confer upon any key employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate such key employee’s employment at any time.

SECTION 14. Recapitalization. Except as provided in Section 16 below, in the event of changes in the outstanding shares of Cirronet common stock by reason of stock dividends, stock split-ups, subdivisions or combination of shares, the number and class of shares available under the Plan in the aggregate and the maximum number of shares as to which incentive stock options may be granted to any key employee shall be correspondingly and fairly adjusted by the Committee. Such adjustment in outstanding incentive stock option shall be made without change in the total purchase price applicable to the unexercised portion of the incentive stock option, with a corresponding adjustment in the purchase price per share.

SECTION 15. Reorganization. Except as provided in Section 16 below, if Cirronet is merged or consolidated with another corporation and Cirronet is not the surviving corporation, or if the property or common stock of Cirronet is acquired by another corporation, or in the event of a separation, reorganization or liquidation of Cirronet, the Board of Directors of Cirronet, or the Board of Directors of any corporation assuming the obligations of Cirronet hereunder, shall make appropriate provision for the protection of any outstanding incentive stock options by the substitution on an equitable basis of appropriate stock of Cirronet, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Cirronet common stock, provided only that the excess of the aggregate fair market value of the shares subject to the options and rights immediately after such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options and rights immediately before such substitution over the exercise price thereof. Notwithstanding the preceding sentence, the Board of Directors of Cirronet or the board of directors of any corporation assuming the obligations of Cirronet hereunder may, upon written notice to the holder of any outstanding option, provide that such option must be exercised within 60 days of the date of such notice or it will be terminated. Options that are not exercisable by their terms during such 60 day period will not be exercisable during such 60 day period, but shall terminate.

SECTION 16. Special Dividend Transaction. If Cirronet declares a distribution in the nature of a special dividend (the special distribution) to its shareholders consisting of all of the then issued and outstanding shares of common stock, or other securities, of a wholly-owned subsidiary of Cirronet (the former subsidiary) then the purchase price of the options then outstanding under the Plan shall be adjusted as provided in subsection 16(a) and the holder of each outstanding option, if he or she is then an employee of the former subsidiary, shall receive an incentive stock option to purchase shares of the common stock of the former subsidiary in the number and at the purchase price specified in subsection 16(b).

(a)	The purchase price per share of a previously issued option, to the extent not then exercised, shall be determined by multiplying the per share exercise price in effect immediately before the special distribution by a fraction, the numerator of which is the per share fair market value of Cirronet common stock immediately after the special distribution and the denominator of which is the sum of the per share fair market value of Cirronet common stock and the per share fair market value of the common stock of the former subsidiary immediately after the special distribution.

(b)	The number of shares of the common stock of the former subsidiary to be issued pursuant to an incentive stock option to an employee of the former subsidiary shall be equal to the number of shares of Cirronet common stock covered by the outstanding option (and which then remain unexercised) multiplied by the number of shares of the former subsidiary distributed per share to the shareholders of Cirronet pursuant to the special distribution. The per share exercise price of the shares of the former subsidiary covered thereby shall be equal to the per share adjustment in purchase price determined under subsection 16(a) attributable to the special distribution, divided by the number of shares of the former subsidiary distributed per share to the shareholders of Cirronet pursuant to the special distribution.

For the purposes of this Section 16, the Committee shall determine the fair market value of the common stock of Cirronet and of the former subsidiary immediately after the special distribution using any reasonable method including, but not limited to, determining such fair market value as provided in Section 7 on the first trading day on which the common stock of Cirronet and the former subsidiary are actively traded.

SECTION 17. Shareholder Approval. The Plan is expressly made subject to the approval by the shareholders of Cirronet owning shares entitled to vote, pursuant to and in accordance with applicable law (but in no event by shareholders owning less than a majority of the shares issued and outstanding and entitled to vote). If the Plan is not so approved within one year after its adoption by the Board of Directors, the Plan shall not come into effect, and any incentive stock option granted pursuant hereto shall automatically terminate and end. No option granted hereunder shall be exercisable unless and until such shareholder approval is obtained.

SECTION 18. Time of Granting Incentive Stock Options. Neither anything contained in the Plan nor in any resolutions adopted or to be adopted by the Board of Directors or the shareholders of Cirronet nor any action taken by the Committee shall constitute the granting of any incentive stock option. The granting of an incentive stock option shall take place only when a written incentive stock option agreement shall have been duly executed and delivered by Cirronet and the employee.

SECTION 19. Termination and Amendment of the Plan. The Plan shall terminate on the earlier of (i) five years from its effective date of November 30, 1998, or (ii) such time as a new incentive stock option plan is adopted by the Board of Directions in replacement of the Plan. No incentive stock option shall be granted under the Plan after its termination date, but the termination of the Plan shall not adversely affect any incentive stock option theretofore granted under the Plan. Subject to the foregoing, the Plan may at any time or from time to time be terminated, modified or amended by (1) the Board of Directors and (2) if and to the extent that shareholder approval is required under Section 422 of the Code or by any securities exchange on which the shares of Cirronet common stock are then listed, by the shareholders of Cirronet.

SECTION 20. Plan Provisions Control Terms of Option Agreement. The terms of this plan shall govern all incentive stock options granted under the Plan and in no event shall the Committee have the power to grant any incentive stock option under the Plan which is contrary to any of the provisions of the Plan.

SECTION 21. Effective Date of Plan. The Plan shall be effective November 30,1998 (the date of Board of Directors approval of the Plan), subject to approval by the shareholders of Cirronet pursuant to the provisions of Section 17.

SECTION 22. Acceleration of Vesting Upon Change in Control. If, upon any “Change In Control” (defined below) any “Covered Option” (defined below) is not already exercisable by reason of any vesting requirement having not been satisfied, then such vesting requirement shall be deemed to be accelerated and immediately satisfied upon such Change In Control. To the extent that this provision causes any incentive stock options to exceed the dollar limitation set forth in Section 9 of the Plan, the excess incentive stock options shall be deemed to be non-qualified stock options. Notwithstanding the foregoing, upon any acceleration of vesting requirements, any such incentive stock options shall continue to be subject to all of the terms, restrictions, and requirements applicable thereto.

For purposes hereof, a “Change In Control” shall have occurred if:

(i)	a majority of the outstanding voting power of the capital stock of Cirronet shall have been acquired or is beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto) by any single person (other than Cirronet or a subsidiary of Cirronet) or Group (as defined below); or

(ii)	there shall have occurred:

(A)	a merger or consolidation of Cirronet with or into another corporation or any triangular merger involving the stock of Cirronet other than (1) a merger or consolidation of Cirronet with a wholly-owned subsidiary of Cirronet or (2) a merger (including a triangular merger) or consolidation in which (aa) the holders of voting stock of Cirronet immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent (in the case of a triangular merger) and (bb) all holders of each outstanding class or series of voting stock of Cirronet immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of Cirronet as all other holders of such class or series;

(B)	a statutory exchange of shares of one or more classes or series of outstanding voting stock of Cirronet for cash, securities or other property or a statutory exchange of shares involving the issuance of voting stock of Cirronet other than, in either case, a statutory exchange for securities in which the holders of voting stock of Cirronet immediately prior to such exchange as a class continue to hold immediately after such exchange at least a majority of all outstanding voting power of the corporation issuing such securities in such share exchange;

(C)	the sale or other disposition of all or substantially all of the assets of Cirronet (in one transaction or a series of transactions); or

(D)	the liquidation or dissolution of Cirronet.

For purposes of the aforesaid definition of Change in Control, “Group” shall mean any two or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding, or disposing of voting stock of Cirronet.

For purposes hereof, a “Covered Option” shall mean any incentive stock option granted under the Plan at any time after March 1, 1998, except for incentive stock options granted pursuant to incentive stock option agreements which expressly provide that the provisions of this Section 22 of the Plan do not apply.

[End of Plan]